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                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Grant Plan of Beverly Enterprises, Inc. of our report dated February 17, 2000, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Little Rock, Arkansas
January 30, 2001